LUXEYARD, INC.

2012 STOCK OPTION PLAN

1.	Purpose. Luxeyard, Inc. (the “Company”) hereby adopts the Luxeyard, Inc. 2012 Stock Option Plan (the “Plan”), effective as of February 24, 2012. The Plan is intended to recognize the contributions made to the Company by its associates (including associates who are members of the Board of Directors), directors, consultants and advisors of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company. To this end, the Plan provides for the grant of stock options. Stock options granted under the Plan may be Non-Qualified Stock Options or ISOs, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be Non-Qualified Stock Options.

2.	Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

A.	“280G Cutback” shall have the meaning set forth in Section 16.

B.	“Affiliate” means a corporation that is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

C.	“Benefit Agreement” shall have the meaning set forth in Section 16.

D.	“Board of Directors” means the Board of Directors of the Company.

E.	“Change of Control” shall have the meaning as set forth in Section 9.

F.	“Code” means the Internal Revenue Code of 1986, as amended.

G.	“Committee” shall have the meaning set forth in Section 3.A.

H.	“Common Stock” means the Common Stock, $.001 par value per share, of the Company.

I.	“Company” shall have the meaning set forth in Section 1.

J.	“Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

K.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

L.	“Fair Market Value” shall have the meaning set forth in Section 8.B.

M.	“Good Reason” shall have the meaning set forth in the Optionee’s employment agreement with the Company.

N.	“Grant Date” means the date an Option is granted under the Plan.

O.	“ISO” means an Option granted under the Plan that meets the requirements to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code and that is not designated as a Non-Qualified Stock Option.

P.	“Non-Qualified Stock Option” means an Option granted under the Plan that is designated as a Non-Qualified Stock Option, or otherwise does not qualify, as an ISO within the meaning of Section 422(b) of the Code.

Q.	“Normal Retirement” shall mean, with respect to a person, the termination of such person's employment with the Company and its subsidiary by reason of retirement at any time on or after the date on which the person reaches age 65 if the person is employed in the United States or such other age as provided for by the board of directors as the normal retirement age in the country where the person is employed.

R.	“Option” means either an ISO or a Non-Qualified Stock Option granted under the Plan.

S.	“Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

T.	“Option Document” means the document described in Section 8 that sets forth the terms and conditions of each grant of Options.

U.	“Option Price” means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Section 8.B.

V.	“Other Agreement” shall have the meaning set forth in Section 16.

W.	“Parachute Payment” shall have the meaning set forth in Section 16.

X.	“Plan” shall have the meaning set forth in Section 1.

Y.	“Section 409A” shall have the meaning set forth in Section 17.

Z.	“Shares” means the shares of Common Stock that are the subject of Options.

AA.	“Surviving Company” shall have the meaning set forth in Section 9.

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BB.	“Treasury Regulation” means the Income Tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

3.	Administration of the Plan.

A.	Committee. The Plan shall be administered by the Board of Directors, or, in the discretion of the Board of Directors, by a committee composed of two (2) or more of the members of the Board of Directors. To the extent possible, and to the extent the Board of Directors deems it necessary or appropriate, each member of the Committee shall be a non- employee director (as such term is defined in Rule 16b-3 promulgated under the Exchange Act) and an outside director (as such term is defined in Treasury Regulations Section 1.162-27 promulgated under the Code); however, the Board of Directors may designate two or more committees to operate and administer the Plan in its stead. Any of such committees designated by the Board of Directors is referred to as the “Committee,” and, to the extent that the Plan is administered by the Board of Directors, “Committee” shall also refer to the Board of Directors as appropriate in the particular context. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors.

B.	Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

C.	Grants. The Committee shall from time to time at its discretion direct the Company to grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Optionees to whom and the times at which Options shall be granted, (ii) determine the price at which Options shall be granted, (iii) determine the type of Option to be granted and the number of Shares subject thereto and (iv) approve the form and terms and conditions of the Option Documents; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee’s services and responsibilities, the Optionee’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.

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D.	Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his or her office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 3.D shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

E.	Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Articles of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

4.	Grants of Options under the Plan. A Non-Qualified Stock Option is an award in the form of an option to purchase shares of the Company’s Common Stock and that is designated as a Non-Qualified Stock Option or that otherwise does not qualify as an ISO. An ISO is an award in the form of an option to purchase shares of the Company’s Common Stock that meets the requirements of Code Section 422, or any successor section of the Code and that is not designated as a Non-Qualified Stock Option. Grants of Options under the Plan may be in the form of a Non-Qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

5.	Eligibility. All employees (including employees who are members of the Board of Directors or its Affiliates), directors, consultants and advisors of the Company or its Affiliates shall be eligible to receive Options hereunder; provided, that only employees of the Company or its Affiliates shall be eligible to receive ISOs. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee of the Company or its Affiliates.

6.	Shares Subject to Plan.

A.	The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is 13,005,000 adjusted as provided in Section 11. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, or if any Option is canceled or forfeited for any reason, the Shares for which the Option was not exercised or that were canceled or forfeited may again be the subject of an Option granted pursuant to the Plan.

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B.	Shares covered by an Option shall be counted as used as of the Grant Date. Any Shares that are subject to Options shall be counted against the limit set forth in Section 6.A one (1) Share for every one (1) Share subject to an Option. If any Shares covered Option granted under the Plan are not purchased or are forfeited or expire, or if an Option otherwise terminates without delivery of any Common Stock subject thereto or is settled in cash in lieu of shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Option shall, to the extent of any such forfeiture, termination or expiration, again be available for granting Options under the Plan in the same amount as such Shares were counted against the limit set forth in this section.

7.	Term of the Plan. No Option may be granted under the Plan after February 23, 2022.

8.	Option Documents and Terms. Each Option granted under the Plan shall be a Non-Qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan.

A.	Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options that are intended to be ISOs and Options that are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan. The maximum number of Shares for which Options may be granted to any single Optionee in any fiscal year, adjusted as provided in Section 11, shall be 3,251,250 Shares.

B.	Option Price. Each Option Document shall state the Option Price that, for all Options, shall be at least 100% of the Fair Market Value of the Shares at the time the Option is granted as determined by the Committee in accordance with this Section 8.B; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares at the time the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per Share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price per share thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported “bid” and “asked” prices per share thereof, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc., or as reported in a customary financial reporting service, as applicable and as the Committee determines, on the relevant date. If the Common Stock is not traded in a public market on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee.

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C.	Vesting

Each Option shall be evidenced by a written agreement executed on behalf of the Company (“Option Agreement”) which shall contain such terms and conditions as may be approved by the board of directors or the stock plan administrator. The terms and conditions of the respective Option Agreements need not be identical. Any question as to the interpretation of any provision of an Option Agreement, including the determination of the existence or nonexistence of a specified condition or circumstance, shall be determined by the board, and its determination shall be final. Vesting of options shall be specified in the written agreement. Options shall vest immediately upon an individual’s disability or upon the individual’s normal retirement.

The board of directors or stock plan administrator may at any time and from time to time, in its sole discretion, accelerate the time at which an Option then outstanding may be exercised. Any such action by the board may vary among individual Optionees and may vary among Options held by any individual Optionee.

D.	Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (i) registration under federal or state securities laws, (ii) the receipt of an opinion that an appropriate exemption from such registration is available, (iii) the listing or inclusion of the Shares on any securities exchange or in an automated quotation system or (iv) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Section 8.C has occurred.

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E.	Medium of Payment.

(i)	An Optionee shall pay for Shares (a) in cash, (b) by certified check payable to the order of the Company, or (c) by such other mode of payment as the Committee may approve, including, without limitation, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of Common Stock held by the Optionee for at least six months. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares of Common Stock owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Optionee. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of Common Stock to exercise an Option as it deems appropriate.

(ii)	With respect to an Option only, to the extent permitted by law and to the extent the Option Document so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 14.

F.	Termination of Options.

(i)	No Option shall be exercisable after the first to occur of the following:

(a)	Expiration of the Option term specified in the Option Document, which shall not exceed (i) ten years from the date of grant, or (ii) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or of an Affiliate;

(b)	Expiration of ninety (90) days from the date the Optionee’s employment or service with the Company or its Affiliate terminates for any reason other than Disability or death or as otherwise specified in Section 8.E.(i).(d) or Section 10 below. Notwithstanding the foregoing, in the event that Optionee’s employment is terminated by the Company without cause or for Good Reason, then all of the unvested but issued options shall immediately vest and be exercisable during the Term;

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(c)	Expiration of ten years from the date the Optionee’s employment or service with the Company or its Affiliate terminates due to the Optionee’s Disability or death;

(d)	A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has (i) committed a material and serious breach or neglect of Optionee’s responsibilities to the Company; (ii) breached his or her employment or service contract with the Company or an Affiliate; (iii) committed a willful violation or disregard of standards of conduct established by law; committed fraud, willful misconduct, misappropriation of funds or other dishonesty; (v) been convicted of a crime of moral turpitude; or (vi) accepted employment with another company or performed work or provided advice to another company, as an employee, consultant or in any other similar capacity, while still an employee of the Company, then the Option shall terminate on the date of such finding. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price of such Shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture; or

(e)	The date, if any, set by the Board of Directors as an accelerated expiration date pursuant to Section 10 hereof.

(ii)	Notwithstanding the foregoing, the Committee may extend the period during which an Option may be exercised to a date no later than the date of the expiration of the Option term specified in the Option Documents, as they may be amended, provided that any change pursuant to this Section 8.E.(ii) that would cause an ISO to become a Non-Qualified Stock Option may be made only with the consent of the Optionee.

(iii)	During the period in which an Option may be exercised after the termination of the Optionee’s employment or service with the Company or any Affiliate, such Option shall only be exercisable to the extent it was exercisable immediately prior to such Optionee’s termination of service or employment, except to the extent specifically provided to the contrary in the applicable Option Document.

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G.	Transfers. No Option may be transferred except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him or her. Notwithstanding the foregoing, a Non-Qualified Stock Option may be transferred pursuant to the terms of a “qualified domestic relations order” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

H.	Holding Period. No Option may be exercised unless six months, or such greater period of time as may be specified in the Option Documents, have elapsed from the date of grant.

I.	Limitation on ISO Grants. In no event shall the aggregate Fair Market Value of the Shares (determined at the time the ISO is granted) with respect to which an ISO is exercisable for the first time by the Optionee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceed $100,000.

J.	Other Provisions. The Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

K.	Amendment. The Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee’s consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Section 10.

L.	No Repricing. Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option, including, without limitation, by reducing the exercise price of an Option or replacing an Option with cash, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options pursuant to Section 11 and may be made to make changes to achieve compliance with applicable law, including Internal Revenue Code Section 409A.

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9.	Change of Control. In the event of a Change of Control, the Committee may take whatever action with respect to Options outstanding as it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date or the date of exercisability in any Option Documents, or removing any restrictions from or imposing any additional restrictions on any outstanding Options. A “Change of Control” shall be deemed to occur if: (a) any person who is not an Affiliate of the Company on the date hereof becomes a beneficial owner of a majority of the outstanding voting power of the Company’s capital stock; (b) the shareholders of the Company approve and there is consummated any plan of liquidation providing for the distribution of all or substantially all of the Company’s assets; or (c) there is consummated a merger, consolidation or other form of business combination involving the Company, or, in one transaction or a series of related transactions, a sale of all or substantially all of the assets of the Company, unless, in any such case: (i) the business of the Company is continued following such transaction by a resulting entity (which may be, but need not be, the Company) (the “Surviving Company”); and (ii) persons who were the beneficial owners of a majority of the outstanding voting power of the Company immediately prior to the completion of such transaction beneficially own, by reason of such prior beneficial ownership, a majority of the outstanding voting power of the Surviving Company (or a majority of the outstanding voting power of the direct or indirect parent of the Surviving Company, as the case may be) immediately following the completion of such transaction. For purposes of this definition, the terms “person,” “beneficial owner,” “beneficial ownership,” “affiliate,” and “control” shall have the meanings ascribed to such terms under Sections 13(d) and 3(a)(9) and Rule 13d-3 under the Exchange Act and Rule 501 under the Securities Act of 1933 as amended, as applicable.

10.	Adjustments on Changes in Capitalization. The aggregate number of Shares and class of Shares as to which Options may be granted hereunder, the limitation as to grants to individuals set forth in Section 8.A hereof, the number of Shares covered by each outstanding Option, and the Option Price for each related outstanding Option, shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company that are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section 10, and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made that will cause an ISO to lose its status as such without the consent of the Optionee, except for adjustments made pursuant to Section 9 hereof.

11.	Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not: (i) change the class of individuals eligible to receive an ISO, (ii) increase the maximum number of Shares as to which Options may be granted, or (iii) make any other change or amendment as to which shareholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 promulgated under the Exchange Act, in each case without obtaining approval, within twelve months before or after such action, by (A) vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter, or (B) a method and in a degree that would be treated as adequate under applicable state law for actions requiring shareholder approval, including, without limitation, by written consent of shareholders constituting a majority of the voting power of all shares of outstanding voting stock of the Company entitled to vote. No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee.

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12.	No Commitment to Retain. The grant of an Option shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee in the employ of the Company or an Affiliate and/or as a member of the Company’s Board of Directors or in any other capacity.

13.	Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee’s compliance, to the Company’s satisfaction, with any withholding requirement.

14.	Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Exchange Act) to satisfy the conditions of Rule 16b-3 promulgated under the Exchange Act; any provision of the Plan that would cause a conflict with such conditions shall be deemed null and void to the extent permitted by applicable law and in the discretion of the Board of Directors.

15.	Deferred Arrangements. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Common Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

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16.	Parachute Limitations. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Optionee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Optionee (including groups or classes of Optionees or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a “Benefit Arrangement”), if the Optionee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option held by that Optionee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) (this curtailment of exercisability and/or vesting being referred to herein as the “280G Cutback”). For purposes of clarity, the intent of the preceding sentence is to provide for an automatic implementation of the 280G Cutback if that is beneficial to the Optionee (on an after-tax basis), and otherwise not to implement the 280G Cutback. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Optionee under any Other Agreement or any Benefit Arrangement would cause the Optionee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee as described in clause (ii) of the preceding sentence, then the Optionee shall have the right, in the Optionee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee under this Plan be deemed to be a Parachute Payment.

17.	Section 409A. The Committee intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Options hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Committee determines that a Optionee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Option granted under this Plan, such provision shall be deemed amended, if possible, to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

18.	Unfunded Status of Plan. The Plan shall be unfunded. Neither the Company, nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Options made pursuant to the Plan. Neither the Company, nor the Board of Directors, nor the Committee shall be deemed to be a trustee of any amounts to be paid or securities to be issued under the Plan.

19.	Governing Law. The validity, performance, construction and effect of this Plan shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

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